Exhibit 99.1
DIGITAL ANGEL ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS
SO. ST. PAUL, MN (November 6, 2008) — Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, today announced financial results for its third quarter ended September 30, 2008.
Revenue for the third quarter of 2008 was $18.9 million, and consolidated net loss from continuing operations was ($33.5) million, or ($2.17) per share; compared to revenue of $28.3 million, and a net loss from continuing operations of ($8.8) million, or ($1.01) per share for the third quarter of 2007, on a historical basis. Revenue for the third quarter of 2007 on a pro forma basis, as explained below, was $20.3 million, and consolidated net loss from continuing operations was ($8.8) million, or ($1.01) per share. The Company’s stockholders approved a 1-for-8 reverse stock split on October 30, 2008, which the Company expects to effect on or about November 10th. All per share amounts in this release are presented on a post-split basis.
Actual results from continuing operations for the third quarter and first nine months of 2008 include Digital Angel’s animal identification and emergency identification segments, as well as corporate expenses, and reflect the equity method of accounting for the Company’s approximately 46% equity share in VeriChip Corporation. During the three-months ended March 31, 2008, the Company began accounting for its ownership in VeriChip under the equity method of accounting. Prior to that, it included the results of operations of VeriChip under the consolidation method, as at that time the Company had greater than 50% ownership in this entity. Historical 2007 results are shown on a consolidated basis, but for comparative purposes, pro forma results for the third quarter and first nine-months of 2007 are presented in this release as if VeriChip had been accounted for under the equity method of accounting during those periods.
Revenue for the first nine months of 2008 was $62.0 million, and consolidated net loss from continuing operations was ($48.2) million, or ($3.25) per share; compared to revenue of $78.6 million, and a net loss from continuing operations of ($19.6) million, or ($2.30) per share for the first nine months of 2007, on a historical basis. Revenue for the first nine months of 2007 on a pro forma basis, as explained above, was $55.2 million, and consolidated net loss from continuing operations was ($19.6) million, or ($2.30) per share.
During the third quarter of 2008, the Company’s earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), was ($27.1) million, compared to EBITDA of ($4.8) million for the third quarter of 2007 on a historical basis, and ($5.4) million on a pro forma basis, as defined above. Included in the ($27.1) million EBITDA results for the third quarter of 2008 were $0.4 million of restructuring expenses, and $0.2 million of inventory reserves associated with the restructuring plan. The Company announced the restructuring plan on June 30, 2008. In addition, EBITDA results for the third quarter of 2008 included approximately $26.1 million of goodwill and asset impairments, which were primarily associated with the Company’s animal identification segment. As a result of the recent declines in our equity market capitalization, which fell below our stockholders’ equity, we were required to perform an interim goodwill assessment in the third quarter of 2008. This assessment resulted in a $25.0 million non-cash goodwill impairment charge in the quarter. This charge is unrelated to management’s long-range forecast, which continues to call for growth and margin expansion in our animal identification business. However, in performing our assessments, we were required to place greater emphasis on current trading values, including those of our competitors, as well as higher market-risk discount rates, in performing our impairment assessments.

During the first nine months of 2008, the Company’s EBITDA, a non-GAAP financial measure, was ($35.9) million, compared to EBITDA of ($15.0) million for the first nine months of 2007 on a historical basis, and ($16.8) million on a pro forma basis, as defined above. Included in the ($35.9) million EBITDA results for the first nine months of 2008 were $2.3 million of overhead reduction and restructuring expenses, $1.4 million of inventory reserves associated with the restructuring plan and $4.4 million of asset impairments related to the restructuring plan. In addition, EBITDA results for the first nine months of 2008 included approximately $26.1 million of goodwill and other asset impairments, which were primarily associated with the Company’s animal identification segment.
Joseph J. Grillo, Digital Angel’s Chief Executive Officer and President, commented, “During the third quarter, we continued streamlining our operations and driving our business towards profitability. During the quarter, our emergency identification’s SARBE division was awarded a contract valued at approximately $9 million with the United Kingdom Ministry of Defense to supply the latest generation SARBE Personal Locator Beacons and related equipment and support. We expect to fulfill this contract by mid- 2009. And we are on track with our previously announced restructuring plan, which when fully implemented is expected to result in annual cost savings of approximately $4.0 million.”
Lorraine M. Breece, Digital Angel’s Chief Financial Officer, commented, “The Company continues to strengthen its balance sheet and improve its capitalization structure. During the third quarter of 2008, we reduced our debt from continuing operations by approximately $9.5 million, eliminated approximately $2.7 million of debt from a discontinued company that we sold for a gain during the quarter, improved our working capital position by approximately $6.2 million and reduced approximately 6.2 million of common stock warrants from our overhang.”
The Company develops, manufactures, and markets visual and electronic radio frequency identification (RFID) products for the animal identification segment, under the brand name Destron Fearing. Currently, these products are manufactured primarily at the Company’s headquarters in South St. Paul, Minnesota and in Poland, where they are distributed worldwide to markets in North America, South America, and Europe. Products for the Company’s emergency identification segment, utilizing global positioning system (GPS) enabled technology, are currently designed and manufactured at several locations in the United Kingdom, and sold worldwide under the brand names SARBE and McMurdo.

Non-GAAP Financial Measure
To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company provides EBITDA, which is a non-GAAP financial measure. EBITDA is defined as operating income (loss) plus depreciation and amortization as presented in the Company’s Unaudited Condensed Consolidated Statement of Operations. EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with GAAP) as a measure of the Company’s operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company’s ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of the Company’s operating performance relative to other companies. EBITDA may not, however, be comparable in all instances to other similar types of measures.
For supplemental information to facilitate evaluation of the impact of depreciation and amortization, and comparisons with historical results, see the attached tables showing the detailed reconciliation of results reported under GAAP to non-GAAP results for the first nine months and latest three months of 2008 and the first nine months and latest three months of 2007.
Results Conference Call
The Company will host a conference call to discuss the results at 10:00 a.m. EST today. Interested participants should call (866) 393-5807 within the United States and Canada, or (706) 679-2276 internationally. Please use passcode 71176759.
Alternatively, a simultaneous webcast of the live conference call can be accessed through Digital Angel’s website at www.digitalangel.com.
For persons unable to participate in either the conference call or the webcast, a digitized replay will be available from November 6 at approximately 1:00 p.m. EST to December 6 at 11.59 p.m. EST. For the telephonic replay, dial (800) 642-1687 (USA/Canada) or (706) 645-9291 (international), using access code 71176759. The webcast replay can also be accessed through Digital Angel’s website at www.digitalangel.com.
About Digital Angel
Digital Angel (www.digitalangel.com) is an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts.

This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning future expectations in our financial performance, our ability to streamline our operations and drive our business towards profitability, our expectations regarding defense contracts, and our expectations for the success of and cost savings resulting from our restructuring plan. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy and restructuring plan; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; the degree of success we have in leveraging our brand reputation; our ability to become a major player in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for the military and commercial uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; our inability to meet all applicable Nasdaq Capital Market requirements; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on March 17, 2008, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
Digital Angel
Jay McKeage
Phone: (651) 554-1564
TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets Data
(in thousands, except par values)

	September 30,	December 31,
	2008	2007
Assets	(unaudited)
Current assets
Cash and cash equivalents	$2,849	$9,443
Restricted cash	—	90
Accounts receivable, net of allowance for doubtful accounts of $187 and $279 at September 30, 2008 and December 31, 2007, respectively	12,917	21,581
Note receivable	450	—
Due from affiliates	37	—
Inventories	12,376	15,840
Deferred taxes	164	394
Other current assets	2,530	3,537
Current assets of discontinued operations	4	7,682

Total current assets	31,327	58,567
Property and equipment, net	9,554	12,966
Goodwill	19,144	55,023
Intangible assets, net	20,076	38,925
Note receivable	1,119	—
Other assets, net	2,051	3,960
Other assets of discontinued operations	41	2,249
Investment in affiliates — continuing operations	750	—

Total Assets	$84,062	$171,690

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current maturities of long-term debt	$10,216	$15,746
Accounts payable	10,965	15,762
Advances from factors	1,914	1,992
Accrued expenses	8,869	13,697
Deferred revenue	281	1,110
Current liabilities of discontinued operations	10	6,332

Total current liabilities	32,255	54,639
Long-term debt and notes payable	5,522	17,217
Deferred taxes	6,787	10,090
Other liabilities	1,932	2,752
Other liabilities of discontinued operations	—	2,632

Total Liabilities	46,496	87,330

Commitments and contingencies
Minority interest — continuing operations	261	12,811
Minority interest — discontinued operations	—	554
Total Stockholders’ Equity	37,305	70,995

Total Liabilities and Stockholders’ Equity	$84,062	$171,690

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations Data
(in thousands, except per share data)

	For the	For the
	Three-Months Ended	Three-Months Ended
	September 30, 2008	September 30, 2007

Revenue	$18,856	$28,251

Cost of sales	11,781	15,475

Gross profit	7,075	12,776

Selling, general and administrative expenses	8,170	16,853
Research and development expenses	729	1,971
Restructuring expenses	410	—
Goodwill and asset impairment	26,139	—

Operating loss	(28,373)	(6,048)

Gain on sale of asset	—	691
Interest and other income (expense), net	(1,160)	(958)
Interest expense	(3,177)	(2,698)
Equity in loss of affiliate	(957)	—

Loss from continuing operations before taxes, minority interest and loss attributable to capital transactions of subsidiaries	(33,667)	(9,013)

Benefit (provision) for income taxes	150	(405)

Loss from continuing operations before minority interest and loss attributable to capital transactions of subsidiaries	(33,517)	(9,418)

Minority interest	(17)	2,570
Net loss on capital transactions of subsidiary	—	(1,118)
Loss attributable to changes in minority interest as a result of capital transactions of subsidiaries	—	(857)

Loss from continuing operations	(33,534)	(8,823)

Income (loss) from discontinued operations, net of income taxes of $0	3,099	(2,476)

Net loss	$(30,435)	$(11,299)

Loss per common share — basic and diluted
Loss from continuing operations	$(2.17)	$(1.01)
Income (loss) from discontinued operations	0.20	(0.28)

Net loss	$(1.97)	$(1.29)

* The Company’s stockholders approved a 1-for-8 reverse stock split on October 30, 2008, which the Company expects to effect on or about November 10th. All per share amounts in this release are presented on a post-split basis.

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations Data
(in thousands, except per share data)

	For the Nine-	For the Nine-
	Months Ended	Months Ended
	September 30, 2008	September 30, 2007
Revenue	$61,985	$78,645

Cost of sales	39,987	44,455

Gross profit	21,998	34,190

Selling, general and administrative expenses	26,325	45,780
Research and development expenses	2,256	7,137
Restructuring expenses	2,334	—
Goodwill and asset impairment	30,509	—

Operating loss	(39,426)	(18,727)

Gain on sale of asset	—	691
Interest and other income, net	1,415	167
Interest expense	(7,388)	(4,911)
Equity in loss of affiliate	(3,163)	—

Loss from continuing operations before taxes, minority interest and loss attributable to capital transactions of subsidiaries	(48,562)	(22,780)

Benefit (provision) for income taxes	438	(488)

Loss from continuing operations before minority interest and loss attributable to capital transactions of subsidiaries	(48,124)	(23,268)

Minority interest	(121)	6,777
Net loss on capital transactions of subsidiary	—	3,632
Loss attributable to changes in minority interest as a result of capital transactions of subsidiaries	—	(6,717)

Loss from continuing operations	(48,245)	(19,576)

Income from discontinued operations, net of income taxes of $0	3,557	406

Net loss	$(44,688)	$(19,170)

Loss per common share — basic and diluted
Loss from continuing operations	$(3.25)	$(2.30)
Income from discontinued operations	0.24	0.05

Net loss	$(3.01)	$(2.25)

* The Company’s stockholders approved a 1-for-8 reverse stock split on October 30, 2008, which the Company expects to effect on or about November 10th. All per share amounts in this release are presented on a post-split basis.

DIGITAL ANGEL AND SUBSIDIARIES
Reconciliation to Non-GAAP Financial Information
(in thousands) (unaudited)

	Three-Months Ended September, 30		Nine-Months Ended September 30,
	2008	2007	2008	2007

Operating income (loss)	$(28,373)	$(6,048)	$(39,426)	$(18,727)

Depreciation and amortization	1,283	1,279	3,556	3,755

EBITDA	$(27,090)	$(4,769)	$(35,870)	$(14,972)